Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-2 of Thirdline Real Estate Income Fund of our report dated May 29, 2026, relating to our audit of the financial statements and financial highlights, which appear in the March 31, 2026 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

RSM US LLP

Boston, Massachusetts

July 31, 2026